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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


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                                    FORM 8-A
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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               DYNEX CAPITAL, INC.
               (Exact Name of Registrant as Specified in Charter)

                                     1-9819
                            (Commission File Number)



                           Virginia                                                   52-1549373
                (State or other jurisdiction of                                    (I.R.S. Employer
                incorporation or organization)                                   Identification No.)

        4551 Cox Road, Suite 300, Glen Allen, Virginia                                  23060
           (Address of principal executive offices)                                   (Zip Code)


                          (804) 217-5800 (Registrant's
                     telephone number, including area code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                                          Name of each exchange on which
          Title of each class to be so registered                         each class is to be registered
                 Series D 9.50% Cumulative
                Convertible Preferred Stock                                  New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.        [X]

If this form  relates to the  registration  of a class  securities  pursuant  to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
____________________________
     (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
_______________________________________
         (Title of class)

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
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the Series D 9.50% Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"). A description of the Series D Preferred Stock is contained in Appendix A to the Registrant's
Schedule 14A (File No. 001-9819) filed with the Securities and Exchange Commission on March 29, 2004 and is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit
Number   Description

  20 Schedule 14A (No. 001-9819), filed with the Securities and Exchange Commission on March 29, 2004 is incorporated herein by reference.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DYNEX CAPITAL, INC.



Date:  April 15, 2004                  By:     /s/ Stephen J. Benedetti
                                            ------------------------------------
                                            Stephen J. Benedetti
                                            Executive Vice President and
                                            Chief Financial Officer